EXHIBIT 10.14
Financial Consulting Agreement

Party A: Daqing Qingkelong Chain Commerce & Trade Co., Ltd
                Address: Jing 7 Street, Dong Feng Xin Village, Sa Er Tu District, Daqing City.

Party B: Mass Harmony Assert Management Limited.
                Address: Room 3605, 36 F, West Tower, Shun Tak Centre, 168-200 Con Naught Road Central, Hong Kong

Article One General Conditions

1.1 Party A is to introduce stock and liabilities (including bridge loan) of American institutional investors by reverse merger and private investment of public equity (PIPE) with assistance of Party B. Hereby, Party A authorizes Party B as the financial consultant in this process and the two parties reach the following agreement in accordance with “Contract Law of P.R.China”.

Article Two Party B’s Service

Party A hereby employs Party B to provide consulting service (hereafter as “service”) as follows in PIPE process in America (the “process”):

2.1 Conduct preliminary due diligence to Party A; select and fix potential securities traders and institutional investors in American; research and assess the inventors’ conditions and propose candidates for cooperation to Party A.
2.2 Work out comprehensive introduction on Party A’s company information to American securities traders and investors in American practice.
2.3 Reconstruct the legal framework of business companies of Party A to meet the requirements of listing.
2.4  Account Service: Improve financial management and account management ability to meet requirements of listing.
2.5  Work out Business Plan for Party A.

2.6 Introduce public accounting firms recognized by American SEC to audit account of Party A as per GAAP.
2.7Introduce Chinese and American lawyers to provide legal service for PIPE.
2.8 Work out Party A‘s financial forecasting including Balance Sheet, Income Statement and Cash Flow Statement for the next 5 years.
2.9 Arrange meetings between American securities traders and Party A and visits to Party A by them; assist Party A in signing contracts with American securities traders.
2.10 Accompany Party A to go to America for road show at the request of Party A; assist Party A in negotiation with potential institutional securities traders; assist Party A in working for the most favorable financial terms and work for PIPE.
2.11 Assist Party A in cooperating with due diligence conducted by American leading investor.
2.12 After the successful initial PIPE and listing in OTCBB, Party B may assign one personnel of them as independent director in board of directors of listed company of Party A as requested by Party A. This independent director is to get payment from Party A and shall provide follow up support, assist in listing in AMEX or NASDAQ for secondary PIPE. (Assignment Term: 12 months from listing in OTCBB)

Article Three Party A’s Obligations

3.1 Party A shall provide information concerning business, finance, laws, etc., to Party B promptly and effectively; and be liable for the authenticity, legitimacy and effectiveness of the information.
3.2 Party A shall provide authentic and complete information needed by the captioned service to Party B promptly and sufficiently; and shall provide various necessary supports and documents on investor’s request in this process.

Article Four Party B’s Obligations
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4.1 Party B shall apply for the capital from relevant American institutions upon receipt of the completed information provided by Party A as requested; and assist Party A in negotiation with securities traders and investors in positive and effective ways, for successful financing and listing in America.

4.2 Party B shall not engage in any activities that damage Party A‘s benefits in the name of consultant of Party A.
4.3 Party B shall compensate Party A the whole disbursements already paid to Party B by Party A if audit fail to be finished smoothly due to reasons not related to Party A.
4.4 Party B shall not cooperate with other companies that have similar business as Party A during the cooperation period with Party A.

Article Five Payment

5.1 The captioned consultant fee is RMB 500,000 to be paid in 4 installments: the first installment of RMB 200,000 is to be paid to Party B by Party A within 5 working days upon concluding of this agreement; the second installment of RMB 100,000 is to be paid to Party B by Party A within 5 working days upon final Audit Report; the third installment of RMB 100,000 is to be paid to Party B by Party A within 5 working days upon successful road show and singing of Investment Framework Agreement with the American leading investor; the rest RMB 100,000 is to be paid in full to Party B by Party A within 5 working days upon successful finance and listing in OCTBB in American.
5.2 Party B will acquire 1% of common stock from the final listed company of Party A (Party B shall go through procedures of registration rights together with Party A in accordance with the captioned process and relevant laws); Party B will also acquire Subscription Warrant of 4% of the value of financing to purchase the Company’s equity securities, (Subscription Warrant will be valid for 5 years; the strike price shall comply with terms prescribed in the agreement signed between Party A and the investment bank and /or investor)
5.3 Party A shall be liable for arrangements & expenses for accommodation and traveling fare incurred by trips to and from Party A for Party B during Party B’s service; Party A will also provide office facilities for Party B.
5.4 In term of this agreement, securities traders or investors recommended or introduced directly or indirectly to Party A by Party B (either in a face - to - face manner, by meetings or telephone conference or correspondence, regardless of whether Party A attending or participating in these meetings, telephone conferences and correspondence), once there is substantive finance, regardless of recognition by Party A or not, it shall be deemed that Party B has finished it’s service and Party A shall pay Party B as per the above-mentioned terms.

Article Six Confidentiality

6.1 Both Party A and Party B shall guarantee not to reveal any non-public information to a third party besides each party. Both parties shall promise not to copy and spread information provided by Party A and the investor or to reveal it to a third party in any manner. When it is necessary to provide information of related parties to other parties, permits of the both parties to this agreement shall be obtained.

Article Seven Settlements of Disputes

7.1 All disputes arising from execution of this agreement or related to terms of this agreement shall be settled by amicable negotiation between the two parties in the first place.
7.2 where negotiation fails, disputes could be filed for litigation; or be referred to arbitration in Beijing

Article Eight Supplementary Provisions

In term of any notice, application and other correspondence regarding this agreement, those in written form shall prevail; e-mails, letters, faxes, etc. are also valid.
This agreement issued in duplicate with each party holing one copy shall go into effect as of the signing date.

Party A: Daqing Qingkelong Chain Commerce & Trade Co., Ltd
                Signed and Seal Chopped by Chairman of the Board
                Name: /s/ Authorized Signature
                Date:

Party B: Mass Harmony Assert Management Limited.
                Signed and Seal Chopped by Executive Director of the Board
                Name:  /s/ Authorized Signature
                Date: